UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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PRIMO WATER CORPORATION
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On March 17, 2023, Primo Water Corporation issued the following press release:

Primo Water Announces that Director Nomination Notice from Legion Partners is Invalid

Legion Not Entitled to Nominate Board Candidates for Primo Water’s 2023 Annual Meeting

TAMPA, Fla., March 17, 2023 /PRNewswire/ - Primo Water Corporation (NYSE: PRMW) (TSX: PRMW) (the “Company” or “Primo Water”), a leading provider of sustainable drinking water solutions in North America and Europe, today announced that the notice (the “Notice”) submitted by Legion Partners Holdings, LLC (together with its affiliates, “Legion”), purporting to nominate four candidates to stand for election to Primo Water’s Board at the Company’s 2023 Annual and Special Meeting (the “Annual Meeting”), is invalid because it contains intentional misrepresentations and patently false information. Accordingly, the Company will not recognize Legion’s nominations at the Annual Meeting.

Primo Water’s Board of Directors made the following statement:

Like many public companies, Primo Water’s advance notice bylaws require that a shareowner that wishes to nominate candidates for election to the Board provide the Company and its shareowners with proper and accurate notice. Legion’s Notice contains a number of omissions and misleading statements that are greatly concerning to Primo Water and render the Notice invalid.

Most importantly, the Notice fails to disclose that one of Legion’s candidates was arrested and charged with bribery for allegedly offering an illicit payment to a Polish government official. The Legion candidate, Henrik Jelert, faced criminal charges, and two criminal trials, that carried a potential four-year prison sentence. And yet, in a document required to be incorporated by Legion into its Notice, Mr. Jelert falsely represented that he had never been a defendant in such a proceeding. While the Board does not know whether the allegations against Mr. Jelert were true, disclosure of this case against Mr. Jelert was unequivocally required in Legion’s Notice.

Moreover, Legion refused to allow the Company to speak with any of its candidates and Mr. Jelert refused to be interviewed by the Board. We believe Mr. Jelert was hopeful that Primo Water would not catch his false representation or ask him about his criminal arrest during an interview.

The Notice contains a number of other omissions that fail to meet the requirements set forth in the Company’s Bylaws. Legion also failed to disclose, for example, a pending lawsuit alleging that one of the other nominees engaged in fraud. Together, these omissions and irreconcilable misrepresentations by Mr. Jelert, which were falsely conveyed as truthful disclosures by Legion, render Legion’s Notice materially false and misleading and therefore invalid.

Because Legion has failed to deliver a proper notice in compliance with Primo Water’s Bylaws, Legion is not entitled to nominate candidates for election to the Board at the Annual Meeting. Any proxies submitted or votes cast for the election of Legion’s candidates will be disregarded.

As previously noticed, the Annual Meeting will be held on May 3, 2023. There is no need for shareowners to take any action at this time.

ABOUT PRIMO WATER

Primo Water is a leading pure-play water solutions provider in North America and Europe and generates approximately $2.2 billion in annual revenue. Primo Water operates largely under a recurring revenue model in the large format water category (defined as 3 gallons or greater). This business strategy is commonly referred to as “razor-razorblade” because the initial sale of a product creates a base of users who frequently purchase complementary consumable products. The razor in Primo Water’s revenue model is its industry leading line-up of innovative water dispensers, which are sold through approximately 10,000 retail locations and online at various price points. The dispensers help increase household and business penetration which drives recurring purchases of Primo Water’s razorblade offering or water solutions. Primo Water’s razorblade offering is comprised of Water Direct, Water Exchange, and Water Refill. Through its Water Direct business, Primo Water delivers sustainable hydration solutions across its 21-country footprint direct to customers, whether at home or to businesses. Through its Water Exchange business, customers visit retail locations and purchase a pre-filled bottle of water. Once consumed, empty bottles are exchanged at our recycling center displays, which provide a ticket that offers a discount toward the purchase of a new bottle. Water Exchange is available in approximately 17,500 retail locations. Through its Water Refill business, customers refill empty bottles at approximately 23,500 self-service refill drinking water machines. Primo Water also offers water filtration units across its 21-country footprint.

Primo Water’s water solutions expand consumer access to purified, spring, and mineral water to promote a healthier, more sustainable lifestyle while simultaneously reducing plastic waste and pollution. Primo Water is committed to its water stewardship standards and is proud to partner with the International Bottled Water Association (IBWA) in North America as well as with Watercoolers Europe (WE), which ensure strict adherence to safety, quality, sanitation and regulatory standards for the benefit of consumer protection.

Primo Water is headquartered in Tampa, Florida (USA). For more information, visit www.primowatercorp.com.

Safe Harbor Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and applicable Canadian securities laws conveying management’s expectations as to the future based on plans, estimates and projections at the time the Company makes the statements. Forward-looking statements involve inherent risks and uncertainties and the Company cautions you that a number of important factors could cause actual results to differ materially from those contained in any such forward-looking statements. The forward-looking statements in this press release include but are not limited to statements regarding the effectiveness of the Company’s strategy and the ability of the Company’s leadership to execute on such strategy. The forward-looking statements are based on assumptions regarding management’s current plans and estimates. Factors that could cause actual results to differ materially from those described in this press release include, among others: risks relating to any unforeseen changes to or effects on liabilities, future capital expenditures, revenues, expenses, earnings, synergies, indebtedness, financial condition, losses and future prospects; the effect of economic, competitive, legal, governmental and technological factors on Primo Water’s business; and the impact of national, regional and global events on our business, including the COVID-19 outbreak. The foregoing list of factors is not exhaustive. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Readers are urged to carefully review and consider the various disclosures, including but not limited to risk factors contained in the Company’s Annual Report in the Form 10-K and its quarterly reports on Form 10-Q, as well as other periodic reports filed with the securities commissions. The Company does not, except as expressly required by applicable law, undertake to update or revise any of these statements in light of new information or future events.

Important Additional Information
The Company, its directors and certain of its executive officers are participants in the solicitation of proxies from the Company’s shareowners in connection with the Annual Meeting. The Company intends to file a definitive proxy statement and a BLUE proxy card with the U.S. Securities and Exchange Commission (the “SEC”) and Canadian securities regulators in connection with any such solicitation of proxies from the Company’s shareowners. SHAREOWNERS OF THE COMPANY ARE STRONGLY ENCOURAGED TO READ SUCH PROXY STATEMENT, ACCOMPANYING BLUE PROXY CARD AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. The Company’s definitive proxy statement for the 2022 Annual and Special Meeting of Shareowners contains information regarding the direct and indirect interests, by security holdings or otherwise, of the Company’s directors and executive officers in the Company’s securities. Information regarding subsequent changes to their holdings of the Company’s securities can be found in the SEC filings on Forms 3, 4 and 5, which are available on the Company’s website at https://primowatercorp.com/investors/ or through the SEC’s website at www.sec.gov, and are disclosed on The System for Electronic Disclosure by Insiders (SEDI) in Canada. Information can also be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022. Updated information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the definitive proxy statement and other materials to be filed with the SEC in connection with the Annual Meeting. Shareowners will be able to obtain the definitive proxy statement, any amendments or supplements to the proxy statement and other documents filed by the Company with the SEC and Canadian securities regulators at no charge at the SEC’s website at www.sec.gov and on the System for Electronic Document Analysis and Retrieval (SEDAR) at www.sedar.com. Copies will also be available at no charge on the Company’s website at https://primowatercorp.com/investors/.